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                                                                Exhibit 23.16


                           CONSENT OF J. H. COHN LLP
                           -------------------------


We consent to the incorporation by reference in the Registration Statement on Form S-3 for 723,273 shares of common stock being filed by Apartment Investment and Management Company ("AIMCO") of our report dated April 26, 1995 with respect to the financial statements of Marlboro Greens Limited Partnership as of and for the years ended December 31, 1994 and 1993, which are incorporated by reference from AIMCO's Current Report on Form 8-K dated April 16, 1997, as amended, previously filed with the Securities and Exchange Commission. We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.

                                        /s/ J. H. Cohn LLP
                                        -----------------------------
                                        J. H. COHN LLP
Roseland, New Jersey
September 22, 1997